SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2004

Cedar Fair, L.P.

(Exact name of registrant as specified in its charter)

Delaware

1-9444

34-1560655

(State or other jurisdiction

of incorporation)

(Commission

File Number)

(Employer

Identification No.)

One Cedar Point Drive, Sandusky, Ohio

44870-5259

(Address of principal executive offices)

(Zip Code)

Registrant's telephone number, including area code (419) 626-0830

(Former name or former address, if changed since last report.)

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION *

On February 5, 2004, Cedar Fair, L.P. issued a press release disclosing its 2004 fourth quarter and full year earnings. A copy of the press release is attached as Exhibit 99 to this Current Report on Form 8-K.

* The information furnished under Item 12 of this Current Report on Form 8-K, including the exhibit attached hereto, shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Cedar Fair, L.P.
By:	/s/ Bruce A. Jackson
Dated: February 6, 2004	Bruce A. Jackson
Corporate Vice President - Finance
(Chief Financial Officer)